Exhibit 99.1
                                                                              NATIONAL FUEL GAS
                                                                      CONSOLIDATED STATEMENT OF INCOME
                                                                                 (UNAUDITED)

                                                                             Twelve Months Ended
                                                                                   June 30
                                                       ----------------------------------------------------------------

                                                                        2002                       2001
                                                                           (Thousands of Dollars)

INCOME
Operating Revenues                                                      $ 1,469,789              $ 2,053,699
                                                                 -------------------          ---------------

Operating Expenses
             Purchased Gas                                                  469,170                1,003,397
             Fuel Used in Heat and Electric Generation                       49,826                   56,048
             Operation and Maintenance                                      392,138                  363,906
             Property, Franchise and Other Taxes                             72,193                   85,096
             Depreciation, Depletion and Amortization                       183,197                  163,178
             Impairment of Oil and Gas Producing Properties                 180,781                        -
             Income Taxes - Net                                              (3,432)                 114,040
                                                                 -------------------          ---------------
                                                                          1,343,873                1,785,665
                                                                 -------------------          ---------------

Operating Income                                                            125,916                  268,034
Operations of Unconsolidated Subsidiaries:
       Income (Loss)                                                            292                    1,232
       Impairment of Investment in Partnership                              (15,167)                       -
                                                                 -------------------          ---------------
                                                                            (14,875)                   1,232
                                                                 -------------------          ---------------
Other Income                                                                  6,173                   11,831
                                                                 -------------------          ---------------
Income Before Interest Charges and Minority
       Interest in Foreign Subsidiaries                                     117,214                  281,097
                                                                 -------------------          ---------------

Interest Charges
             Interest on Long-Term Debt                                      89,112                   78,286
             Other Interest                                                  13,783                   34,507
                                                                 -------------------          ---------------
                                                                            102,895                  112,793
                                                                 -------------------          ---------------

Minority Interest in Foreign Subsidiaries                                      (891)                  (1,208)
                                                                 -------------------          ---------------

Net Income Available for Common Stock                                      $ 13,428                $ 167,096
                                                                 ===================          ===============

Basic Earnings Per Common Share:                                             $ 0.17                   $ 2.12
                                                                 ===================          ===============

Diluted Earnings Per Common Share:                                           $ 0.17                   $ 2.08
                                                                 ===================          ===============

Weighted Average Common Shares Outstanding:
             Used in Basic Calculation                                   79,609,025               78,862,576
                                                                 ===================          ===============
             Used in Diluted Calculation                                 80,629,229               80,274,628
                                                                 ===================          ===============